Exhibit 99.1

Priceline.com Names James M. Guyette to Board of Directors

NORWALK, Conn., November 24, 2003 . . .Priceline.com (Nasdaq: PCLN) today announced the appointment of James M. Guyette to its Board of Directors.  This appointment is effective immediately.

Mr. Guyette is currently President and Chief Executive Officer of Rolls-Royce North America Inc., a world-leading supplier of power systems to the global aerospace, defense, marine and energy markets.  In this role, he oversees all Rolls-Royce companies and business units in North America, encompassing over 8,000 employees at more than 70 locations throughout the US and Canada.  In 2002, Rolls-Royce North America sales exceeded $2.8 billion.  Prior to joining Rolls-Royce, Mr. Guyette was Executive Vice President – Marketing and Planning for United Airlines.  He also held a number of other senior roles in his nearly 30 years with the carrier.

Mr. Guyette serves on the boards of Rolls-Royce plc, Pembroke Group, International Aero Engines and PrivateBancorp Inc.  He is Chairman of the Board of Directors of the Wings Club, a member of the Board of Governors for the Aerospace Industries Association and was a founding member, and is currently Treasurer, of the Aviation Safety Alliance.

“Jim Guyette has a long and successful track record managing and servicing the airline industry,” said priceline.com Chairman Richard S. Braddock.  “His knowledge of and experience in global and financial markets will be valuable to priceline.com.  We are excited to add Jim to our Board and look forward to working with him”

About priceline.com

Priceline.com offers products for sale in two categories: a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises; and a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee. Priceline.com operates the retail travel Web sites Lowestfare.com and Rentalcars.com.  Priceline.com is part-owner of Travelweb LLC.  Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees.

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For press information:  Brian Ek  203-299-8167  (brian.ek@priceline.com)

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “may,” “will,” “should,” “could,” “expects,” “does not currently expect,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” or “continue,” reflecting something other than historical fact are intended to identify forward-

looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements: adverse changes in general market conditions for leisure and other travel products as the result of, among other things, terrorist attacks; adverse changes in the Company’s relationships with airlines and other product and service providers including, without limitation, the withdrawal of suppliers from the priceline.com system; the bankruptcy or insolvency of another major domestic airline; the effects of increased competition; systems-related failures and/or security breaches; the Company’s ability to protect its intellectual property rights; losses by the Company and its licensees; final adjustments made in closing the quarter; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.